                                LICENSE AGREEMENT


                                AMENDMENT NO. 1.


Amendment to LICENSE AGREEMENT between GAS RESEARCH INSTITUTE, an Illinois not-for-profit corporation ("GRI") and FUEL TECH, INC., ("LICENSEE").

                              W I T N E S S E T H:
                               -------------------

WHEREAS, GRI and LICENSEE have entered into a LICENSE AGREEMENT dated November
     18, 1998, (hereinafter called the "Agreement"); and

WHEREAS, GRI and LICENSEE desire to modify the terms under which LICENSEE must pay a Royalty to GRI for use of the licensed technology and patents.

NOW, THEREFORE, it is mutually agreed by and between the parties hereto as follows:


1. Add Paragraphs 2.11 and 2.12 as follows:

         "2.11 'Engineered Equipment' means:

                a.) FLGR(TM)Gas Isolation and Flow Control Modules: manual gas isolation valves, strainers, automatic isolation and vent valves, inlet and outlet pressure transmitters, gas flow control valves, gas injectors, gas flow transmitters, automated header vent valves, and interconnecting piping.

                b.) Gas Pressure Reducing Station: manual isolation valves, inlet gas strainers, inlet and outlet pressure indicators and transmitters, two redundant pressure control valves, and interconnecting piping.

                c.) Manual Gas Injector Flow Control: manual gas flow control valves, manual gas isolation valves, pressure indicators, and interconnecting piping.

                d.) Automated Gas Injector Flow Control: automatic gas flow control valves, automatic gas isolation valves, gas pressure transmitters, and interconnecting piping.

                e.) Drawings: equipment drawings such as P&IDs for Equipment supplied by Fuel Tech.

                f.) Controls and Instrumentation: control hardware, including PLC or DCS, programming and software used to run hardware; and sensors used to provide input to control hardware.

         "2.12  `Engineering Services' means:

                a.) Baseline Testing: in-furnace temperature and species mapping and emission measurements using a multi-point economizer sampling grid.

                     Moment ("LIM") model to develop predictions for the FLGR(TM) performance and to establish optimum gas/NOxOUT-A(R) injection locations and flow rates.

                c.) FLGR(TM) System Deployment: Include equipment installation support, control logic integration support, operator process and safety training, equipment startup and checkout, process and boiler optimization tuning and process guarantee testing and support."

2. Delete Paragraph 5.1 of Section 5, Royalties, in its entirety and substitute the following in lieu thereof:

         "5.1 In consideration for the license rights granted to LICENSEE by GRI pursuant to this Agreement, LICENSEE shall pay GRI a Royalty in accordance with Schedule B of this Agreement."

3. Delete Paragraph 14.2 of Section 14, General Provisions, in its entirety and substitute the following in lieu thereof:

         "14.2 Assignment. This Agreement may not be assigned in whole or in part by either Party without the prior written consent of the other Party, except that this Agreement may be assigned to a wholly-owned subsidiary of a Party or to any entity with whom any Party merges or consolidates or to whom either Party sells all or substantially all of such Party's assets. Any assignment made without such consent, other than the permitted assignments noted above, shall be considered void ab initio. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns."

4. Delete Paragraph 1 of SCHEDULE B, ROYALTIES, in its entirety and substitute the following in lieu thereof:

         "1. In consideration of the license grant set forth in Section 3 of this Agreement, LICENSEE shall pay to GRI a royalty ("Royalty") which shall consist of the following: (a) * percent ( * %) of the Site License Fee from the Commercial Sale (excluding Demonstration Sales) of FLGR(TM) Technology calculated pursuant to the Site License Fee Schedule set forth below (LICENSEE shall retain the remaining * percent ( * %) of the Site License Fee);
                (b) * percent ( * %) of the revenue received by LICENSEE for Engineering Services related to the assessment or implementation of FLGR(TM) Technology; and (c) * percent ( * %) of the revenue received by LICENSEE for Engineered Equipment related to the implementation of FLGR(TM) Technology."

                            Site License Fee Schedule

--------------------------------------------------------------------------------
                        Utility Boiler Site License Fees
--------------------------------------------------------------------------------
                 Boiler Size                             FLGR
--------------------------------------------------------------------------------
                  <= 100 MW                            $ * /KW
--------------------------------------------------------------------------------
                  101-200 MW                           $ * /KW
--------------------------------------------------------------------------------
                  201-300 MW                           $ * /KW
--------------------------------------------------------------------------------
                 301- 400 MW                           $ * /KW
--------------------------------------------------------------------------------
                  401-500 MW                           $ * /KW
--------------------------------------------------------------------------------
                  => 501 MW                            $ * /KW
--------------------------------------------------------------------------------

* INFORMATION OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT: SUCH INFORMATION HAS BEEN FILED SEPARATELY.

--------------------------------------------------------------------------------
                       Industrial Boiler Site License Fees
--------------------------------------------------------------------------------
                 Boiler Size                           FLGR
--------------------------------------------------------------------------------
                 Minimum Fee                           $ *
--------------------------------------------------------------------------------
               <= 250 MMBTU/HR                    $ * /MMBTU/hr
--------------------------------------------------------------------------------
              251 - 500 MMBTU/hr                  $ * /MMBTU/hr
--------------------------------------------------------------------------------
             501 - 1000 MMBTU/hr                  $ * /MMBTU/hr
--------------------------------------------------------------------------------
             1001 - 2000 MMBTU/hr                 $ * /MMBTU/hr
--------------------------------------------------------------------------------
             2001 - 3000 MMBTU/hr                 $ * /MMBTU/hr
--------------------------------------------------------------------------------
             3001 - 4000 MMBTU/hr                 $ * /MMBTU/hr
--------------------------------------------------------------------------------
             4001 - 5000 MMBTU/hr                 $ * /MMBTU/hr
--------------------------------------------------------------------------------
            5001 - 10000 MMBTU/hr                 $ * /MMBTU/hr
--------------------------------------------------------------------------------

* INFORMATION OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT: SUCH INFORMATION HAS BEEN FILED SEPARATELY.

5. Delete Paragraphs 4 and 5 of SCHEDULE B, ROYALTIES, in their entirety and substitute the following in lieu thereof:

         "4. Notwithstanding the Site License Fee Schedule set out above, LICENSEE may, from time to time, recommend to GRI that a Customer/Sublicensee be offered the option of paying for FLGR(TM)Technology pursuant to an alternate calculation and not pursuant to the Site License Fee Schedule, and GRI agrees to consider such alternate calculations. LICENSEE will recommend an alternative calculation only when, in LICENSEE's reasonable commercial judgment, the Customer/Sublicensee is unlikely to consider buying FLGR(TM)Technology unless offered such an alternative. Notwithstanding the above, any discount offered to a customer shall come solely out of the portion of the Site License Fee received by LICENSEE and/or the revenue received by LICENSEE from the Engineering Services and Engineered Equipment, and GRI shall at all times receive its full Royalty calculated under Paragraph 1 of this Schedule B.

         5. GRI agrees that when a Customer/Sublicensee has already purchased and installed as of the date of this Agreement Fuel Tech Inc.'s NOxOUT(R) technology, GRI will receive a Royalty from a sale of FLGR(TM) Technology to that Customer/Sublicensee pursuant to the provisions of Paragraph 1 of this Schedule B and the Customer/Sublicensee will receive a Site License to operate its system as either a FLGRTM Technology system or an AEFLGR Technology system. After the effective date of this Agreement, if a Customer/Sublicensee installs a NOxOUT(R) system from LICENSEE and installs a FLGRTM Technology system within eighteen
                (18) months thereafter of installing that NOxOUT(R) system, and if the Customer/Sublicensee intends to operate the system as taught by GRI's AEFLGR patent(s), then GRI shall receive a roylaty for the sale of the FLGRTM Technology system to that Customer/Sublicensee that is calculated on the basis of the Site License Fee Schedule contained in the AEFLGR License Agreement, and the Customer/Sublicensee will receive a Site License to operate its system as either a FLGRTM Technology system or an AEFLGR Technology system. If a Customer/Sublicensee installs a NOxOUT system from LICENSEE and installs a FLGRTM Technology system more than eighteen (18) months after installing that NOxOUT(R) system, then GRI shall receive a Royalty for the sale of the FLGRTM Technology system to that Customer/Sublicensee that is calculated on the basis of the provisions of Paragraph 1 of this Schedule B, and the Customer/Sublicensee will receive a Site License to operate its system as either a FLGRTM Technology system or an AEFLGR Technology system."

6. Delete Paragraphs 7 and 8 of SCHEDULE B, ROYALTIES, in their entirety and substitute the following in lieu thereof:

         "7. At the end of each calendar year during the term of this Agreement, LICENSEE shall pay to GRI a minimum Site License Fee equivalent to the difference between the Minimum Cumulative Megawatts indicated above and the actual cumulative megawatts sold through the current year of the Agreement. If LICENSEE fails to pay the minimum Site License Fee as required, then, upon written notice to LICENSEE, the license granted in Section 3 of this Agreement shall terminate.

         8. It is in the best interest of the Parties to maximize the commercial exploitation of the GRI Patents and the GRI Technical Information. To achieve the most effective commercial exploitation of the FLGR(TM) Technology, LICENSEE shall propose appropriate Demonstration Sales of the FLGR(TM)Technology. GRI shall not unreasonably withhold its approval of the proposed Demonstration Sales. No Site License Fee payments shall be due on such Demonstration Sales. LICENSEE and GRI agree that such Demonstration Sales shall include new and different applications of the FLGR(TM) Technology, including but not limited to the application of the FLGR(TM) Technology to the following types of boilers: a cyclone boiler with over-fire air, a wet-bottom boiler, a wall-fired boiler, a tangentially-fired boiler, an opposed-wall-fired boiler, and a boiler with a total megawatt capacity of 500 MW or above."

7. Delete Paragraphs 10 and 11 of SCHEDULE B, ROYALTIES, in their entirety and substitute the following in lieu thereof:

         "10. Within forty-five (45) days of the close of each fiscal quarter of LICENSEE, beginning with the first close of a fiscal quarter following the Effective Date, LICENSEE shall make the Royalty payments due under this Agreement to GRI, including all Site License Fees received by LICENSEE during that quarter on Commercial Sales of the FLGR(TM) Technology, or LICENSEE shall certify to GRI that it has made no Commercial Sales of the FLGR(TM) Technology. All Royalty payments shall be made in U.S. dollars. LICENSEE shall attach a statement to its payment indicating the size and location of the boiler to which each Customer/Sublicense applies, the applicable Site License Fee per boiler, the total megawatts for the number of FLGR(TM) Technology systems sold, leased, or otherwise transferred to date by year, the amount of revenue received from the sale of Engineering Services and Engineered Equipment, and such other information as GRI may reasonably request from time to time.

         11. Interest on Late Payments. Royalty payments provided for in this Agreement, when overdue, shall bear interest at a rate per annum equal to two percent (2%) in excess of the "Prime Rate" published by "The Wall Street Journal" on the due date for such Royalty payment. This interest charge shall commence on the day after the due date and shall continue until payment is received by GRI. The foregoing notwithstanding, if a Royalty payment is more than sixty (60) days past due, GRI may, at its sole option, deem such late payment to be a material breach of this Agreement."

Except as expressly revised and amended by this Amendment No. 1, the Agreement is in all other respects ratified, confirmed, and continued in full force and effect in accordance with the original Agreement and its attachments.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the last date and year written below.

 FUEL TECH, INC.                          GAS RESEARCH INSTITUTE


By: /s/ Vincent M. Albanese               By: /s/ Janice E. Pastryk
    -------------------------------           ------------------------------

    V.P., Sales & Marketing                   Assoc. Gen. Counsel
    -------------------------------           ------------------------------
    Name and Title of Signer                  Name and Title of Signer

      2-28-00                                   2-23-00
    -------------------------------           ------------------------------
           Date Signed                               Date Signed

(76760/pgc)